EXHIBIT 11

JOINT FILING UNDERTAKING

The undersigned, being authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D/A to evidence the agreement of the below-named parties, in accordance with rules promulgated pursuant to the Securities Exchange Act of 1934, as amended, to file this Schedule jointly on behalf of each of such parties.

Date: April 11, 2016

MAI DUN LIMITED LLC

By: /s/ Bart Mackay

Bart Mackay, Manager

MERCIA HOLDINGS LLC

By: /s/ Bart Mackay

Bart Mackay, Manager

ROEN VENTURES LLC

By: /s/ Bart Mackay

Bart Mackay, Manager

MACKAY VENTURES LLC

By: /s/ Bart Mackay

Bart Mackay, Manager

/s/ Bart Mackay
Bart Mackay